UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 826-5648

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Series B Junior Participating Preferred Stock Purchase Rights	CYTR	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 23, 2021, CytRx Corporation (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). The proposals described below were submitted to a vote of the Company’s stockholders at the Special Meeting. The proposals are described in detail in the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on August 12, 2021 (as supplemented from time to time, the “Proxy Statement”).

Proposal 1 – A proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of its authorized common stock, par value $0.001 per share, from 41,666,666 shares to 62,393,940 shares, and to make a corresponding change to the number of authorized shares of capital stock, in order to comply with the Agreement (as defined herein).

The Company’s stockholders did not approve Proposal 1, with the following voting results:

For	Against	Abstentions	Broker Non-Votes
13,075,890	7,434,551	25,818	0

Proposal 2. A proposal to approve an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Authorized Share Increase Proposal.

The Company’s stockholders approved Proposal 2, with the following voting results:

For	Against	Abstentions	Broker Non-Votes
13,213,630	7,290,604	32,025	0

For more information about the foregoing proposals, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 7.01 Regulation FD Disclosure

Because there were insufficient votes for the proposal to approve an amendment to our Restated Certificate of Incorporation to increase the number of shares of our authorized common stock from 41,666,666 shares to 62,393,940 shares, and to make a corresponding change to the number of authorized shares of capital stock (the “Amendment”), in each case in order to comply with the Company’s contractual obligations under the Securities Purchase Agreement entered into on July 13, 2021 (the “Agreement”), pursuant to such Agreement we will be required to hold additional stockholder meetings every three months until such approval is obtained. We expect that the next such special meeting shall be convened in early 2022. Moreover, because the Amendment was not approved at the Special Meeting, we will be obligated to pay the 10% dividend associated with the Series C 10.00% Convertible Preferred Stock (the “Preferred Stock”), issued pursuant to the Agreement, that was unable to be converted into common stock. Until the Preferred Stock is converted into common stock, the monthly dividend, payable quarterly, will be $68,666 until such time as the Amendment is approved. Additionally, as partial liquidated damages and not as a penalty, we will be required to make separate monthly cash payments equal to the product of 2.0% multiplied by the aggregate subscription amount of $8,240,000 (the “Subscription Amount”) relating to the Preferred Stock paid pursuant to the Agreement (subject to a cap of 24% of such Subscription Amount). Based on our estimates, the Company will be required to make monthly payments in respect of such partial liquidated damages equal to $164,800, with a cap equal to $1,977,600.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: September 28, 2021	/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer